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                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
TSI International Software Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

New York, New York
May 6, 1998